Exhibit 10.9

FORM OF
VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement"), dated as of                                    , 2011, by and among John C. Malone ("Stockholder") and Liberty Media Corporation, a Delaware corporation ("Liberty").

W I T N E S S E T H:

        WHEREAS, in accordance with and pursuant to the Restated Certificate of Incorporation of Liberty (the "Liberty Charter"), the businesses, assets and liabilities of Liberty are currently attributed among three tracking stock groups: the Capital Group; the Starz Group; and the Interactive Group;

        WHEREAS, the Board of Directors of Liberty (the "Liberty Board") has determined that it is appropriate and in the best interests of Liberty and its stockholders to separate from Liberty the businesses and assets of the Capital Group and the Starz Group by contributing the assets and businesses of such groups to a wholly owned subsidiary of Liberty ("Splitco") and distributing the equity of Splitco to the holders of shares of those tracking stock groups (the "Split-Off");

        WHEREAS, the Liberty Board has determined that, in order to effect the Split-Off, it is appropriate and in the best interests of Liberty and its stockholders: (i) for Liberty to redeem (the "LCAP Redemption") all of the issued and outstanding shares of Liberty's Series A Liberty Capital common stock, par value $.01 per share ("LCAPA"), and Series B Liberty Capital common stock, par value $.01 per share ("LCAPB" and, together with LCAPA, the "Liberty Capital Stock"), for shares of a corresponding series of Splitco Capital common stock, and (ii) for Liberty to redeem (the "LSTZ Redemption," and together with the LCAP Redemption, the "Redemptions"), all of the issued and outstanding shares of Liberty's Series A Liberty Starz common stock, par value $.01 per share ("LSTZA"), and Series B Liberty Starz common stock, par value $.01 per share ("LSTZB" and, together with LSTZA, the "Liberty Starz Stock"), for shares of a corresponding series of Splitco Starz common stock;

        WHEREAS, as of the date hereof, the Stockholder (in his individual capacity) is the record holder of the number of shares of LCAPB and LSTZB as set forth in Schedule I hereto;

        WHEREAS, the Liberty Charter requires that the LCAP Redemption be approved by the holders of Liberty Capital Stock and that the LSTZ Redemption be approved by the holders of Liberty Starz Stock;

        WHEREAS, Liberty and Shareholder have agreed to enter into an agreement pursuant to which Stockholder will vote all of his shares of LCAPB and LSTZB in favor of the applicable Redemption; and

        WHEREAS, the Split-Off and the transactions related thereto have been approved by the Liberty Board and the Liberty Board has recommended that the holders of Liberty Capital Stock and Liberty Starz Stock vote in favor of the Redemptions.

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

VOTING OF SHARES

        Section 1.1. Agreement to Vote. From the date hereof until the termination of this Agreement pursuant to Section 2.1 below, at any meeting of the stockholders of Liberty at which matters related to the Split-Off are to be presented for a vote of the holders of Liberty Capital Stock and Liberty Starz

Stock (including any subsequent vote of such stockholders upon a resolicitation resulting from the Liberty Board's waiver of certain conditions to the Split-Off) or any adjournment or postponement thereof, Stockholder shall appear at such meeting of stockholders or otherwise cause the Covered Shares (as defined below) to be counted as present thereat for the purpose of establishing a quorum, and vote or cause to be voted all shares of LCAPB and LSTZB (including any such securities acquired hereafter but excluding any shares or other securities the Stockholder has the right to acquire but has not acquired) that Stockholder directly owns and has the right to vote as of the record date for such stockholder meeting (collectively, the "Covered Shares"), (a) in favor of the approval of the applicable Redemption and any related action reasonably required in furtherance thereof submitted with the recommendation of the Liberty Board and (b) against any action or agreement (including any amendment of any agreement) that would reasonably be expected to prevent, prohibit or materially delay the completion of the Split-Off. Any such vote shall be cast by Stockholder in accordance with such procedures related thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote.

        Section 1.2. Not Applicable to Stockholder in Other Capacities. Stockholder's agreement to vote in favor of the Redemptions as provided herein is being made solely in Stockholder's individual capacity, and nothing herein contained shall (a) restrict, limit or prohibit Stockholder (in his capacity as a director or officer) from exercising his fiduciary duties to the stockholders of Liberty under applicable law or (b) require Stockholder, in his capacity as an officer of Liberty, to take any action in contravention of, or omit to take any action pursuant to, or otherwise take or refrain from taking any actions which are inconsistent with, instructions or directions of the Liberty Board undertaken in the exercise of its fiduciary duties.

        Section 1.3. Disposition of Shares. From the date hereof until the earlier of termination of this Agreement pursuant to Section 2.1 below and the record date for the meeting of holders of Liberty Capital Stock and Liberty Starz Stock to consider and approve the Redemptions, Stockholder hereby agrees not to (a) take any action that would have the effect of converting any Covered Shares into shares of LCAPA or LSTZA, as applicable, or (b) directly or indirectly sell, pledge, encumber, grant any proxy or enter into any voting or similar agreement with respect to, transfer or otherwise dispose of (collectively, "Transfer"), or agree or contract to Transfer, any Covered Shares (or any interest therein).

        Section 1.4. Representations and Warranties of Liberty. Liberty represents and warrants to Stockholder that (a) this Agreement and the Split-Off has been approved by the Liberty Board and the Split-Off has been approved by the board of directors of Splitco and by Liberty as the sole stockholder of Splitco, in each case representing all necessary corporate action on the part of Liberty and Splitco, except for the approval of Liberty's stockholders, (b) this Agreement has been duly executed and delivered by a duly authorized officer of Liberty, and (c) this Agreement constitutes a valid and binding agreement of Liberty, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditor's rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

        Section 1.5. Representations and Warranties of Stockholder. Stockholder represents and warrants to Liberty that (a) as of the date hereof, Stockholder is the record holder of the number of shares of LCAPB and LSTZB set forth in Schedule I hereto, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances that would adversely affect the ability of Stockholder to carry out the terms of this Agreement, (b) Stockholder has the full power and authority to vote all Covered Shares as contemplated hereby, (c) this Agreement has been duly executed and delivered by Stockholder, and (d) this Agreement constitutes the valid and binding agreement of Stockholder, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting enforcement of creditor's rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

ARTICLE II

TERMINATION

        Section 2.1. Termination. This Agreement shall terminate upon the earliest of (a) the execution by all the parties hereto of a written instrument terminating this Agreement, (b) such date and time as the Split-Off shall become effective, (c) immediately following the meeting of the holders of Liberty Capital Stock and Liberty Starz Stock at which the Redemptions (and the other proposals related to the Split-Off) are considered and voted upon and the required votes of such stockholders are not obtained, (d)                                      , 2011 if the Stockholder Meeting is not held by such date, (e) such date and time as the Liberty Board determines to terminate the Split-Off, and (f) the date upon which the Liberty Board approves any modification or change to the terms of the Series B Consent Rights (as defined below) or the actions of Splitco which may not be taken without obtaining a Series B Capital Group Consent (as defined in the Splitco Charter (as defined below)) or Series B Starz Group Consent (as defined in the Splitco Charter), as the case may be, from those set forth in the form of the Certificate of Incorporation of Splitco attached to the proxy statement/prospectus of Liberty on Schedule 14A dated as of the date hereof (the "Splitco Charter") (the earliest of (a) through (f) to occur, the "Termination"). Effective upon Termination, this Agreement shall be terminated as to Liberty and Stockholder and will thereafter cease to be of any further force and effect as to Liberty and Stockholder, and Liberty and Stockholder will thereafter have no rights or obligations hereunder. "Series B Consent Rights" as used in this Section 2.1 shall mean the provisions in the Splitco Charter which provide that Splitco may not take certain actions without first obtaining a Series B Capital Group Consent or Series B Starz Group Consent, as the case may be.

ARTICLE III

MISCELLANEOUS

        Section 3.1. Notices. All notices and other communications hereunder shall be in writing and shall be delivered in person, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered in person, or when so received by facsimile or courier, or, if mailed, three (3) calendar days after the date of mailing, as follows:

        (a)   if to Liberty to:

    Liberty Media Corporation
    12300 Liberty Boulevard
    Englewood, CO 80112
    Attn: Charles Y. Tanabe
    Fax: (720) 875-5382

    with copies to:

    Baker Botts L.L.P.
    30 Rockefeller Plaza
    New York, New York 10112
    Attn: Frederick H. McGrath
    Fax: (212) 259-2530

        (b)   if to Stockholder to:

    John C. Malone
    12300 Liberty Boulevard
    Englewood, CO 80112
    Fax: (720) 875-5394

        Section 3.2. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Liberty and Stockholder.

        Section 3.3. Assignment; No Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties hereto, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement shall be construed as giving any person, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

        Section 3.4. Entire Agreement. This Agreement constitutes the full and entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings relating to such subject matter.

        Section 3.5. Severability. If any term or provision of this Agreement is held to be invalid, illegal, incapable of being enforced by any rule of law, or public policy, or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

        Section 3.6. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

        Section 3.7. Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 3.8. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its or his right to exercise any such or other right, power or remedy or to demand such compliance.

        Section 3.9. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement will be brought exclusively in the Court of Chancery of the State of Delaware (the "Delaware Chancery Court"), or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the federal courts located in the State of Delaware. Each of the parties hereby consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.1 shall be deemed effective service of process on such party.

        Section 3.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES AGREES AND ACKNOWLEDGES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.

        Section 3.11. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

        Section 3.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

        Section 3.13. Expenses. Liberty and Stockholder shall bear its or his own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

LIBERTY MEDIA CORPORATION
By:
Name:
Title:
John C. Malone

Schedule I

Share Ownership
As of                                    , 2011

[To come.]